                                                                     Exhibit 3.2

                                                    18th Floor
                                                    260 Queen Street, Brisbane
6 October, 1997                                     G.P.O. Box 2237, Brisbane
                                                    Qld. 4001 Australia
                                                    Telephone No. (07) 3227 2513
                                                    Facsimile No. (07) 3221 9620


                                                    CORPORATE AND INSTITUTIONAL
                                                    BUSINESS QUEENSLAND
The Secretaries,
Collins Foods International Pty Ltd and
Collins Finance and Management Pty Ltd,             Our ref:
16 - 20 Edmonstone Street,
Newmarket, Qld 4051                                 Your ref:




Dear Sirs,

A$63,500,000.00 BILL ACCEPTANCE AND DISCOUNT FACILITY

Westpac Banking Corporation (WESTPAC) is pleased to offer Collins Foods International Pty Ltd A.R.B.N. 009 980 250 (incorporated in Nevada) (CFI) and Collins Finance and Management Pty Ltd A.C.N. 009 996 721 (CFM) (together the BORROWERS and each a BORROWER) a facility on the following terms.

Please confirm the Borrowers' acceptance of this offer by signing the accompanying copy of this letter and returning it before the expiry date of 30 September 1997.

Some terms used in this letter are defined in the text or in Clause 2.

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1.  FACILITY DETAILS
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
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
 1.1  MAXIMUM FACE         The lesser of:
 AMOUNT OF BILLS           (a)  $63,500,000.00 (Sixty three million five hundred
 OUTSTANDING AT ANY             thousand Australian dollars); and
 TIME:
                           (b)  Bills having an aggregate face amount such that,
                                when discounted, the proceeds of discounting
                                after deducting fees equal USD45,000,000.00

                           as reduced from time to time  (the COMMITMENT).

                           Each time the Commitment is reduced (or when the Commitment is cancelled) the relevant Borrower which last utilised the Facility shall retire sufficient
                           Bills to ensure that the maximum face amount of outstanding Bills does not at any time exceed the Commitment.

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
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                           The Commitment will be automatically cancelled on the
                           last day of the Term.

                           If the face amount of the Bills maturing on any day exceeds the face amount of Bills accepted and discounted on that day, the Commitment will reduce by the amount of that excess.

                           The Borrower which last utilised the Facility shall pay to Westpac, and the Commitment will automatically reduce by:

                           (a)  (SCHEDULED REDUCTIONS):
                                (i)    $1,500,000 on 31 December 1997;
                                (ii)   $1,500,000 on 30 March 1998;
                                (iii) $2,000,000 on the last Business Day of each quarter thereafter, commencing 30 June 1998;

                                PROVIDED THAT if the following conditions exist on the due date of a Scheduled Reduction:

                                (1)  Westpac is satisfied that the Combined
                                     Group does not have credit working funds available to it of more than $4,000,000 after making the deductions set out in paragraph (b)(i) below;

                                (2)  in the case of the third or fourth
                                     Scheduled Reduction, the total amount of Scheduled Reductions and Asset Based Reductions falling due and paid to date is not less than 125% of the sum of the previous Scheduled Reductions;

                                (3)  in the case of the fifth and subsequent
                                     Scheduled Reductions, the total amount of Scheduled Reductions and Asset Based Reductions falling due and paid in the preceding year is not less than 125% of the first three Scheduled Reductions falling due in that period, the relevant Borrower shall:

                                (4)  within 60 days of the due date of the
                                     Scheduled Reduction, pay to Westpac the
                                     lesser of the Scheduled Reduction and the amount obtained by deducting from $4,000,000 the credit funds held by the Combined Group on the due date of the Scheduled Reduction after making the deductions set out in paragraph (b)(i) below;

                                (5) on the due date of the Scheduled Reduction, pay to Westpac the difference (if any) between the Scheduled Reduction and the amount payable under sub-paragraph (4); and

                                (6) pay interest in accordance with clause 123, on the amount payable under sub-paragraph
                                     (4) from the due date of the Scheduled
                                     Reduction until that amount is paid in
                                     full,

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                           and upon each of the dates specified in sub-
                           paragraphs (4) and (5), the Commitment will automatically reduce by the amount of the payment due on that date.

                           (b)  (ASSET BASED REDUCTIONS):

                                (i)  an amount to be agreed between CFI and
                                     Westpac (the REDUCTION AMOUNT) (in
                                     accordance with the procedure set out in paragraph 1.1A below) equal to credit funds held by the Combined Group in excess of $4,000,000 on the last Business Day of each quarter (commencing on 31 December 1997) after making the following deductions:

                                     (A)  the Scheduled Reduction which falls
                                          due on that day;

                                     (B)  anticipated tax payments during the
                                          following quarter;

                                     (C)  capital expenditure due in the
                                          following quarter and consented to by
                                          Westpac (for the purposes of this
                                          clause Westpac shall be deemed to have
                                          consented to the Capital Expenditure
                                          in clause 12.4(b) of the Cross
                                          Guarantee and Negative Pledge); and

                                     (D)  unpresented cheques forwarded to
                                          external trade creditors (including
                                          KFC Australia Pty Ltd) during that
                                          quarter

                                     The relevant payment shall be made, and the Commitment will reduce, in accordance with paragraph 1.1A.

                                (ii) an amount equal to:

                                     (A)  50% of the proceeds from the sale
                                          (other than a sale for the purpose of
                                          a sale and leaseback) of unprofitable
                                          Sizzler stores received before 30
                                          April 1998; and

                                     (B)  75% of the proceeds of any other asset
                                          sales by a Guarantor

                                on the day the settlement proceeds are received by or on behalf of a Guarantor. However, if the day upon which settlement proceeds are received ("SETTLEMENT DAY") does not coincide with a day upon which outstanding Bills mature ("BILL ROLLOVER DATE") the reduction in the Commitment shall take place on the first Bill Rollover Date occurring after that Settlement Day and the proceeds of sale will be deposited with Westpac in a specially nominated interest bearing account (over which Westpac has an immediate right of set-off and appropriation) until that Bill Rollover Date, at which time they will be applied towards meeting the Bills maturing on that date.

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1.1A  AGREEING THE         (a)  At least two Business Days before the end of
 REDUCTION AMOUNT               each quarter CFI shall deliver a certificate
                                (signed by two directors) to Westpac. That certificate shall certify:

                                (i)   the projected cash balance on the last
                                      Business Day of the quarter;

                                (ii) the Scheduled Reductions due on the last Business Day of the quarter;

                                (iii) anticipated tax payments during the
                                      following quarter;

                                (iv)  planned capital expenditure due in the
                                      following quarter; and

                                (v) unpresented cheques forwarded to external trade creditors (including KFC Australia Pty Ltd) during that quarter. Unpresented cheques aggregating less than $100,000.00 need not be included in the certificate.

                           (b) The certificate is to state the proposed Reduction Amount.

                           (c) Westpac shall then either confirm the proposed Reduction Amount or propose an alternative Reduction Amount before the close of business on the last Business Day of the end of the relevant quarter. Otherwise, the Reduction Amount shall be the amount proposed by CFI.

                           (d) If Westpac proposes an alternative Reduction Amount, the alternative Reduction Amount shall be negotiated in good faith.

                           (e) If CFI and Westpac agree the Reduction Amount before the close of business on the last Business Day of the quarter, the relevant payment shall be made, and the Commitment will reduce, on the first Business Day of the following quarter.

                           (f) If CFI and Westpac cannot agree the Reduction Amount before the close of business on the last Business Day of the relevant quarter, then on the first Business Day of the following quarter:

                                (i)   the relevant Borrower shall pay to
                                      Westpac, and the Commitment will be
                                      reduced by, the higher of the Reduction
                                      Amounts proposed by CFI and Westpac (the
                                      HPA);

                                (ii) Westpac will provide to the Borrower an overdraft (the TEMPORARY OVERDRAFT) having a limit equal to the difference between the HPA and the Reduction Amount proposed by CFI to assist it to make that payment.

                           (g) If, within the first 10 days of the following quarter (the RELEVANT PERIOD), CFI and Westpac agree on a Reduction Amount less than the HPA, the Commitment will (from the

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                                date agreement is reached) increase by the
                                difference between the agreed amount and the HPA and the Borrower may require Westpac to accept and discount Bills having a corresponding face amount for the purpose of assisting it to repay the Temporary Overdraft.

                           The amounts described above may be rounded to the nearest $100,000.00.
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1.1B  TEMPORARY            (a)  The Borrower shall repay the Temporary Overdraft
OVERDRAFT                       (and all interest accrued on it) on the earlier
                                of the date the Reduction Amount is agreed and the last day of the Relevant Period.

                           (b)  Interest shall be charged on a daily basis on
                                the Temporary Overdraft at the rate which is the aggregate of the Reuters BBSY 1 month bid rate (on the day the overdraft is created) and the Acceptance Fee.
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1.2  DISCOUNT RATE:        For each Bill, the Reuters BBSY bid rate for a period
                           equal to the term of the Bill, on the date on which the Bill is to be discounted, or if there is no BBSY rate for that term, the rate selected by Westpac as equivalent (DISCOUNT RATE).
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1.3  FEES:

- ESTABLISHMENT FEE:       $612,000.00 is payable as follows:
                           (a)  $306,000.00 upon acceptance of the Offer Letter;
                                and
                           (b)  $306,000.00 on execution of the documentation by
                                the Borrowers.

                           Amounts already paid towards the establishment fee shall be deducted from that portion of the fee payable on acceptance of the Offer Letter.

                           If the Facility is not drawn down the first
                           $153,000.00 of the establishment fee shall be non-refundable.

- LINE FEE:                0.75% per annum of the daily amount of the Commitment
                           from the date of acceptance of this letter payable quarterly in advance on the first Business Day of each calendar quarter and on the date of acceptance of this letter (or at any other intervals designated by Westpac from time to time). If the Commitment is cancelled or reduced in the quarter the relevant amount of fee is refundable.

- ACCEPTANCE FEE:          Where the ratio of Total Group Debt to EBIT (as last
                           determined under the Cross Guarantee and Negative
                           Pledge) is:

                           (a)  not less than 3.5, 1.50% per annum;
                           (b) less than 3.5 but not less than 3.0, 1.25% per annum;
                           (c) less than 3.0 but not less than 2.5, 1.00% per annum;
                           (d) less than 2.5 but not less than 2.0, 0.75% per annum; and
                           (e)  less than 2.0, 0.50% per annum

                           (the ACCEPTANCE FEE) calculated on the face amount of each Bill accepted from and including the date of acceptance until the Bill's maturity date.

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- PREPARATION FEE:         $100.00 per Drawdown Notice given in terms of Clause
                           4 other than the first Drawdown Notice given by CFI.
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1.4  TERM:                 5 years from the last day of the month in which Bills
                           are first accepted and discounted pursuant to this letter or as otherwise agreed (the TERM).

                           IF THE TERM DOES NOT COMMENCE WITHIN A REASONABLE
                           TIME

                           If in Westpac's opinion the day on which Bills are first accepted and discounted pursuant to this letter does not occur reasonably promptly after the earlier to occur of:

                           (a) the day upon which the Conditions Precedent
                               described in Clause 5.2 are completed; or

                           (b) the day on which Westpac advises the Borrower
                               that it may draw Bills pursuant to this letter,

                           the relevant day shall be substituted for the day on which Bills are first accepted and discounted pursuant to this letter when calculating the Term.
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1.5  PURPOSE:              To assist CFI repatriate funds to Sizzler
                           International Inc (by repayment of intercompany debt or repayment of intercompany debt and declaration of a dividend) for the purpose of repaying the sum owed to US creditors of Sizzler International Inc. under the Chapter 11 Bankruptcy plan of restructure approved by the US courts.
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1.6  SECURITY:             The security described in the paragraph marked
                           "SECURITY" in the Offer Letter plus all existing security securing the Borrowers' obligations to Westpac.
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2.  DEFINITIONS
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In this letter the following definitions apply.

ACCEPTANCE FEE has the meaning given in Clause 1.3.

ASSET BASED REDUCTION means a payment by a Borrower, and a reduction of the Commitment, under Clause 1.1(b).

BANK DOCUMENT has the meaning given in the Cross Guarantee and Negative Pledge.

BILL means a BILL OF EXCHANGE as defined in the Bills of Exchange Act 1909 which is, or is to be, accepted or discounted under this letter or is taken to be accepted or discounted under this letter (whether or not it physically exists). It includes a bill which bears a purported signature on behalf of a Borrower which has been discounted by Westpac under this letter, even if that signature was not authorised or forged.

BUSINESS DAY means any weekday on which Westpac is open at the address referred to on the signature page and at the address at which Bills drawn under this letter are to be accepted and discounted.

CFI GROUP has the meaning given in the Cross Guarantee and Negative Pledge.

COMBINED GROUP means the CFI Group and the CFM Group.

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COMMITMENT has the meaning given in Clause 1.1.

CROSS GUARANTEE AND NEGATIVE PLEDGE means the agreement titled "Cross Guarantee and Indemnity with Negative Pledge and Financial Ratio Covenants" between CFI and its Subsidiaries, Sizzler International Marks Inc. and certain of its Subsidiaries and Westpac, and dated on or about the date the Borrowers accept this letter.

DISCOUNT RATE has the meaning given in Clause 1.2.

DRAWDOWN NOTICE means a notice in the form of  Schedule B.

EBIT has the meaning given in the Cross Guarantee and Negative Pledge.

EVENT OF DEFAULT has the meaning given in the Cross Guarantee and Negative
Pledge.

FACILITY means the facility provided under this letter.

GUARANTOR  has the meaning given in the Cross Guarantee and Negative Pledge.

OFFER LETTER means the letter of offer describing, among other things, this facility, given by Westpac to the Borrowers and dated 18 August 1997.

"REFERENCE LENDING RATE" means the rate Westpac regularly publishes in major metropolitan newspapers as its "Reference Lending Rate" or such other rate as may superceede Westpac's Reference Lending Rate and apply as a base rate to loans made by Westpac over $1,000,000.

SCHEDULED REDUCTION means a payment by a Borrower, and a reduction of the Commitment, under Clause 1.1(a).

SIM GROUP has the meaning given in the Cross Guarantee and Negative Pledge.

SUBSIDIARY of a corporation is an entity whose accounts are included in that corporation's consolidated accounts.

TOTAL GROUP DEBT has the meaning given in the Cross Guarantee and Negative
Pledge.

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3.  INTERPRETATION
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A reference to an OUTSTANDING Bill is to a Bill which has been accepted or discounted under this letter (or in respect of which a Borrower has not paid the face amount or provided cash cover under this letter). This applies whether or not the Bill has matured, been presented for payment or been paid on presentation by Westpac.

In relation to periods of time, a reference to a BUSINESS DAY is a reference to a whole Business Day.

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4.  WHO MAY ISSUE DRAWDOWN NOTICES AND DRAW BILLS
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4.1 DRAWDOWNS

CFI must issue the first Drawdown Notice. Either Borrower may issue subsequent Drawdown Notices.

4.2 JOINT DRAWDOWNS NOT PERMITTED

The Borrowers may not draw Bills jointly. A Borrower must not require Westpac to accept and discount Bills if at the time there are outstanding Bills drawn by the other Borrower.

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4.3 SWITCHING

Switching occurs when the Borrower who did not draw the last Bills accepted and discounted pursuant to this letter draws Bills pursuant to this letter and the other Borrower ceases to draw Bills for the time being.

The Borrowers may not switch the Facility if the last switch occurred less than one year earlier unless Westpac otherwise consents in writing. For the sake of clarity, the first drawdown by CFI is not a switch.

4.4 WHEN NOTICE OF A SWITCH MUST BE GIVEN

The Borrowers must give Westpac notice of their intention to switch the Facility. That notice must be in the form of Schedule C and must be given to Westpac not less than 2 Business Days before the switch occurs.

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5.  THE FACILITY
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5.1 FACILITY

A Borrower can require Westpac to accept Bills and discount them under the Facility on any Business Day.

5.2 CONDITIONS PRECEDENT TO ISSUE OF THE FIRST DRAWDOWN NOTICE

Before a Borrower can require the acceptance and discount of Bills, the Borrowers must:

(a) sign and deliver the Offer Letter;

(b) sign and return a copy of this letter;

(c) deliver the following in form and substance satisfactory to Westpac:

    (i)     the following security documents

            (A)  the Cross Guarantee and Negative Pledge;

            (B) a Stock Pledge by Sizzler International Inc. of its shares in CFI and Sizzler International Marks Inc.;

            (C) a first party charge by each Guarantor over all its assets and undertaking;

            (D) first mortgages over all freehold or Crown leasehold and commercial leasehold property of the Guarantors situated in Australia; and

            (E) the subordination agreements and undertakings referred to in the paragraph marked "SECURITY" in the Offer Letter; and

    (ii) a verification certificate from each Guarantor in the form attached to this letter;

(d) satisfy the conditions precedent described in the paragraph marked "CONDITIONS PRECEDENT" in the Offer Letter;

(e) satisfy Westpac's requirements in relation to the security documents referred to in paragraph (c)(i); and

(f) pay the establishment fee.

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5.3 DRAWDOWN NOTICE REQUIRED

The obligation of Westpac to accept or discount Bills pursuant to this letter is subject to a Borrower giving Westpac a Drawdown Notice by 10am (Brisbane time) at least 1 Business Day before the proposed date for accepting and discounting Bills (the DRAWDOWN DATE)

5.4  NO DEFAULT

Westpac is not obliged to accept or discount Bills under this letter if on the Drawdown Date there is:

(a) a continuing Event of Default; or

(b) a breach or other event which with notice or time or both would become an Event of Default.

However, Westpac may at its discretion make available to the relevant Borrower an amount not exceeding the face amount of the Bills requested. That amount, if provided at all by Westpac, will be provided as a loan which is repayable on the earlier of:

(c) demand by Westpac for repayment of that amount, and

(d) notice by Westpac under Clause 12 (Westpac's Remedies and Powers) below.

The relevant Borrower shall pay interest monthly in arrears on the loan. The interest will accrue from day to day at a rate equal to 2.0% per annum plus Westpac's Reference Lending Rate then applicable.

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6.  FACILITY PROCEDURES
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6.1 FORM OF BILLS

Bills prepared under this letter must:

(a) be in a form acceptable to Westpac and, to the extent practicable, have a face amount of $100,000, $500,000, or $1,000,000 or any other amount specified by Westpac,

(b) be expressed to be drawn by the relevant Borrower and signed by it as drawer,

(c) be payable at Westpac's office at: 3rd Floor, 255 Elizabeth Street, Sydney, NSW 2000, or any other address which Westpac may specify,

(d) have the name of the payee left blank,

(e) have a term, as required by the relevant Borrower (or, in the case where the fixed rate discount option applies, Westpac), of 30, 60, 90, 120, 150 or 180 days or any other term Westpac and the relevant Borrower may agree, and

(f) mature on a Business Day which is not later than the last day of the Term.

Each Borrower must select terms for Bills in order to comply with the reductions in Commitment specified in Clause 1.1 so that the total face amount of outstanding Bills will not at any time exceed the reduced Commitment.

6.2 PREPARATION OF BILLS

Westpac will ordinarily prepare Bills itself, but it may require the Borrower giving a Drawdown Notice to prepare Bills under this letter. If Westpac prepares Bills, it may

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prepare one Bill having a face amount equal to the aggregate face amount of
Bills having the same maturity date and referred to in the relevant Drawdown Notice.

6.3 AUTHORITY

Each Borrower irrevocably and for value authorises Westpac:

(a) to complete and deliver Bills under this letter,

(b) on behalf of that Borrower and in its name to prepare Bills complying with this letter and to sign them as drawer and if applicable, endorse them, and to alter any non-complying Bills.

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7.  ACCEPTANCE AND DISCOUNT
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7.1 ACCEPTANCE AND DISCOUNT

When it is obliged under this letter to accept and discount Bills Westpac shall:

(a) accept those Bills,

(b) if necessary, insert as payee itself or any other person who is to buy those Bills, and

(c) discount those Bills and pay to the relevant Borrower or as it directs an amount equal to the sum of the face amount of those Bills less the sum of:

    (i) a discount amount for each Bill which would result in a yield to maturity on that Bill calculated at the Discount Rate (expressed as a yield percent per annum) or, where a fixed rate applies to that Bill, that fixed rate,

    (ii)  the Acceptance Fee for the Bills,

    (iii) the preparation fee for the Bills,

    (iv) any applicable stamp duty or other tax payable by Westpac on or in respect of the Bills or any payment under this letter (including financial institutions duty), and

    (v) any other amount owing by either Borrower to Westpac under this letter.

7.2 FIXED RATE OPTION

In a Drawdown Notice the Borrower may request Westpac to inform it of the fixed rate at which Westpac will discount a series of Bills with the total face amount nominated in the Drawdown Notice and during the period nominated in the Drawdown Notice. That period must not be less than 180 days. It must end no later than the last day of the Term.

Westpac shall quote to the Borrower by telephone the fixed rate by 9.45 am (Brisbane time) on the relevant date specified in the Drawdown Notice . The rate will be expressed as a percent per annum and a yield to maturity. If the Borrower wishes to accept that quote, it shall do so by telephone while that quote is current.

If the Borrower does accept the quote, then during that period except as set out in Clause 73:

(a) Westpac on behalf of the Borrower or, at Westpac's request, the Borrower shall prepare, sign as drawer, complete, and deliver Bills with terms selected by Westpac, so that at all times during that period there are Bills outstanding which have a total face amount equal to the amount nominated, and

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(b) Westpac shall discount those Bills at that rate in accordance with this letter.

If the Borrower does not accept that quote, the ordinary procedures for setting the discount rate under this letter will apply.

Westpac is entitled to rely on a facsimile communication purporting to be signed by an authorised signatory of the Borrower if Westpac believes the communication to be genuine.

7.3 PREPAYMENT DURING FIXED RATE PERIOD

During the period a fixed rate applies, a Borrower can prepay all or part of the total face amount of the Bills for which it selected a fixed rate on giving two Business Days irrevocable notice in writing. If that occurs, or if the Commitment is cancelled, Westpac's obligation to prepare and discount Bills at the fixed rate is correspondingly reduced or cancelled.

If for that or any other reason (excluding default by Westpac), Bills of the total face amount are not drawn and discounted for the full fixed rate period, then the Borrower shall pay Westpac the amount which Westpac certifies to be the cost or loss resulting from the liquidation or re-employment of deposits or other funds acquired or contracted for by Westpac to fund or maintain the discounting of Bills at the fixed rate, and the termination or reversing of any agreement or arrangement entered into by Westpac to fix, hedge or limit the effective cost of funding or maintaining Bills under the fixed rate option.

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8.  PAYMENT OBLIGATIONS
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8.1 INDEMNITY

Each Borrower shall indemnify Westpac on demand against all liabilities of Westpac as acceptor or endorser of Bills drawn by that Borrower.

8.2 LIABILITY ON BILLS

As between Westpac and a Borrower, the Borrower is primarily liable in respect of all Bills accepted by Westpac on its behalf. Accordingly:

(a) the liability of the relevant Borrower with respect to any Bill will not be discharged because Westpac becomes the holder of that Bill before, on or after its maturity, and

(b) not later than 11 am on the maturity date for each Bill, the relevant Borrower shall pay to Westpac an amount equal to the face amount of that Bill.

8.3 NETTING OFF

Where new Bills are to be drawn and accepted on the maturity date of old Bills, only the net amount as between the amounts payable on that date:

(a) to Westpac under this Clause 8 in respect of the face amount of the old Bills, and

(b) by Westpac by way of proceeds of the new Bills under Clause 7 (Acceptance and Discount),

need be paid.

8.4 FEES

The Borrowers will pay fees as set out in this letter.

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8.5 REPAYMENTS

The Facility will terminate at the expiry of the Term, and at that time the Borrower will pay to Westpac:

(a) all money owing by it to Westpac under or in connection with the Facility , and

(b) the face amount of all outstanding Bills drawn by it.

8.6 CANCELLATION OF COMMITMENT

The Borrowers can cancel all or part of the undrawn Commitment by giving two Business Days irrevocable notice to Westpac.

8.7 METHOD OF PAYMENT

Each Borrower will make all payments at the address on the signature page of this letter or as specified by Westpac. Payments must be in cleared funds and free of any set-off or deduction, except for taxes where required by law. All payments will be made by 11am (local time) in the place of payment.

Unless otherwise stated, amounts payable under Clause 10 (Yield Protection and Additional Payments) below are payable within 2 Business Days of demand.

--------------------------------------------------------------------------------
9.  PROPERTY VALUATIONS
--------------------------------------------------------------------------------

9.1 VALUATION OF FREEHOLD SECURITY PROPERTIES

The Borrowers will at their expense cause all freehold properties mortgaged to Westpac by the Guarantors to be revalued on a vacant possession basis and on a going concern basis by 30 April 2000 or before that date if in Westpac's opinion the aggregate value of those properties as at the date of this letter has diminished by not less than 10%. Those valuations are to be for mortgage security purposes and be attended to by a registered valuer acceptable to Westpac.

9.2 RIGHT TO VARY TERMS OF FACILITIES SECURED

If a valuation report discloses a diminution in the aggregate value of the properties by not less than 10% or matters which are materially adverse to Westpac's security over the properties Westpac may vary the terms and conditions of the Facility after first giving the Borrowers 90 days notice of its intention to do so.

This Clause shall not affect Westpac's rights under Clause 14.1 of the Cross Guarantee and Negative Pledge.

--------------------------------------------------------------------------------
10. YIELD PROTECTION AND ADDITIONAL PAYMENTS
--------------------------------------------------------------------------------

10.1  YIELD PROTECTION

Whenever Westpac determines that a Change in Law (as defined below) has the effect of:

(a) increasing its costs of funding or maintaining the Facility, or reducing its return or amounts received in respect of the Facility; or

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(b) reducing its return on capital allocated to the Facility (including because more capital needs to be allocated to the Facility or cannot be used elsewhere),

then it will promptly notify the Borrowers, and they must pay Westpac the amount it certifies is necessary to compensate it. That certificate will give an outline of the calculation, and will be conclusive and bind the Borrowers in the absence of manifest error.

If the Borrowers so request, Westpac will negotiate in good faith with a view to finding a means of minimising the effect, but it is not a defence that the effect could have been avoided or minimised.

A CHANGE IN LAW is the introduction of, or a change in, any law, official directive, ruling or request or a change in its interpretation. If it does not have the force of law, it must be one with which responsible Australian banks would comply. Without limitation, it includes any of these circumstances which occurs with respect to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).

10.2  INDEMNITY AND COSTS

Each Borrower will indemnify Westpac against any liability, loss, cost or expense (including legal costs on a full indemnity basis) it incurs as a result of an Event of Default or the actual or contemplated enforcement of this letter or any Bank Document.

Each Borrower will pay Westpac's reasonable external legal costs in relation to the preparation of each Bank Document, any amendment of it, or any consent or waiver under it.

10.3  TAX

If a Borrower is required to deduct any tax from any payment under a Bank Document (except a tax on Westpac's overall net income), then:

(a) the Borrower must pay that amount to the appropriate authority and promptly give Westpac evidence of payment; and

(b) the amount payable is increased so that (after deducting that tax, and paying any taxes on the increased amount) Westpac receives the same amount it would have received had no deduction been made.

10.4  CURRENCY INDEMNITY

Each Borrower will indemnify Westpac if any amount payable under or in connection with a Bank Document is received in a currency which is different from that in which it is required to be paid under this letter. This indemnity applies whatever the reason for receipt of the amount in a different currency.

10.5  STAMP DUTY

Each Borrower will pay all stamp, transaction and other similar duties and charges in relation to this letter, any Bill accepted and discounted under it, any Bank Document and any transaction under them. This includes financial institutions duty and debits tax. Each Borrower will also pay any fines and penalties unless they result from a failure by Westpac to lodge a document for stamping in sufficient time, having received from a Borrower the amount of stamp duty in good time.

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11. REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

Each Borrower makes the representations and warranties and gives the undertakings described in the Cross Guarantee and Negative Pledge.

--------------------------------------------------------------------------------
12.  WESTPAC'S REMEDIES AND POWERS
--------------------------------------------------------------------------------

12.1  EVENT OF DEFAULT

If an Event of Default occurs then Westpac may either or both:

(a) terminate the Facility and cancel the Commitment; and

(b) by written notice require each Borrower to pay to Westpac:

    (i) all money actually or contingently owing by it to Westpac under or in connection with the Facility, and

    (ii) the face amount of all Bills drawn by it and outstanding as at the date of that notice.

Each Borrower will pay those amounts immediately.

12.2  AMOUNTS PAID ON UNMATURED BILLS AND CONTINGENT AMOUNTS

(a) Any amount paid to Westpac under this Clause in respect of any unmatured Bill or in respect of any sum contingently owing, and

(b) interest credited under this clause,

will accrue and be credited with interest at a rate and in a manner which Westpac determines would under its normal procedures apply to deposits of a similar amount at call (or of any other term specified by Westpac).

Westpac may apply it in or towards satisfaction of any sum at any time payable to Westpac under or in relation to this letter or any Bank Document, including in respect of Bills.

It is repayable by Westpac to the extent only that on any day it exceeds the amount of all money owing to Westpac under or in connection with this letter or any Bank Document (including, without limitation, the total face amount of the outstanding Bills and all amounts which are then or may subsequently become contingently owing).

12.3  DEFAULT INTEREST

Interest will accrue each day on each amount due but unpaid. The rate will be Westpac's Reference Lending Rate then applicable plus 2% per annum. That interest accrues before and after any judgment.

Westpac may debit the relevant Borrower's account with accrued interest under this paragraph on any day. If it does not do so more often it will be taken to have done so monthly. That interest will then itself bear interest.

12.4  APPLICATION OF MONEY - SET-OFF

If a Borrower does not pay an amount when due, Westpac may apply any money in any of the Borrower's accounts (whether or not matured) in payment of any amount payable under this letter. It need not do so. It can convert currencies using its normal procedures.

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12.5  NO WAIVER

No failure to exercise a power, and no delay in exercising a power, operates as a waiver. Waivers must be in writing.

--------------------------------------------------------------------------------
13. GENERAL
--------------------------------------------------------------------------------

13.1  STATEMENT

A written statement by Westpac as to any amount due under this letter or a Bank Document will be sufficient evidence of that amount unless the relevant Borrower proves it wrong.

13.2  JOINT LIABILITY

Except as otherwise provided in this letter, the Borrowers shall be jointly and severally liable for the payment of all amounts payable to Westpac under this letter.

13.3  ASSIGNMENT

Neither Borrower may assign its rights under this letter. Westpac may transfer any part of its rights and, with the Borrowers' consent, obligations. The Borrowers will not withhold that consent unreasonably. Westpac may disclose information to a potential transferee or sub-participant.

Where Westpac wants to transfer part of its obligations the Borrowers will sign when reasonably requested by Westpac a document which will effect that transfer and which does not increase the Borrowers' obligations. Westpac will bear its own costs and stamp duty on that document.

13.4  NOTICES AND WESTPAC AUTHORISED SIGNATORIES

Any notice, demand, statement, certificate or other communication by Westpac may be given by any person whose title includes the word "manager", "head", "counsel" or "president", or any attorney authorised to do so. Any such person may sign a Bill on behalf of Westpac or a Borrower.

Notices must be in writing. They may be sent by facsimile, post or any other means to the recipient's address or number set out on the signature page or any other address or number notified to the sender by the recipient.

Notices will be taken to have been given if delivered or left at that address, on the dates on which they are delivered or left.

13.5  AUTHORISED SIGNATORIES

All documents (including Bills) required to be signed by a Borrower under this letter shall be signed on its behalf by one or more authorised signatories referred to in the verification certificate given in respect of that Borrower, or any other or additional authorised signatories subsequently appointed, whose names and specimen signatures have been notified to Westpac.

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13.6  GOVERNING LAW AND JURISDICTION

This letter is governed by Queensland law. Each Borrower accepts the non-exclusive jurisdiction of the courts having jurisdiction there.

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--------------------------------------------------------------------------------
                 SCHEDULE A -- FORM OF VERIFICATION CERTIFICATE
--------------------------------------------------------------------------------

                                   QUEENSLAND
                                   ----------

TO WIT
------
We, ..................................., and .................................,

of .................................... and ..................................

in the State of Queensland do solemnly and sincerely declare as follows:

(a) We are Directors of ......................................................
    Pty Ltd ACN ___ ___ ___ (the COMPANY), of.................................
    ..........................................................................

(b) On.................................., 19.... a duly convened meeting of the
    Directors of the Company was held, at which a quorum was present. The Directors met to consider entering into the documents referred to below and the transactions they evidence, to secure (among other things) financial accommodation of $63,500,000.00 (the ACCOMMODATION) made available or continuing to be made available (at the request of the Company) by Westpac Banking Corporation (WESTPAC) to Collins Foods International Pty Ltd and Collins Finance and Management Pty Ltd (the BORROWERS).

(c) The following documents (the BANK DOCUMENTS) submitted by Westpac to the Company and required by Westpac (among others) as security for the Accommodation, were tabled at the meeting:

     .    [complete as appropriate]

(d) The Directors considered the terms on which the Accommodation was being offered, including the terms of the Bank Documents and passed resolutions that:

    (i) The Company confirms its request to Westpac for the Accommodation made available or continuing to be made available to the Borrowers;

    (ii)  In order to secure the payment to Westpac of:

          (A)  the Accommodation;

          (B) all other moneys specifically agreed to be paid by the Company to Westpac in the Bank Documents; and

          (C) all moneys at any time owing by the Company or the Borrowers to Westpac on any account (including interest).

          the Company execute and deliver the Bank Documents.
(e) It was also duly resolved that ............................................
    and .......................................................................
    be authorised to affix the common seal of the Company to the Bank Documents.

(f) The resolutions were duly passed in all respects in accordance with the Memorandum and Articles of Association of the Company and the Corporations Law or, as the case may be, the laws governing such matters in the Company's place of incorporation (the RELEVANT LAW).

(g) The Bank Documents were duly executed in accordance with the resolutions, the Company's constituent documents and the Relevant Law.

(h) Before passing the resolutions, the Directors considered the interests of the Company and determined that entering into the Bank Documents was in the

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    Company's interests, for the proper purposes of the Company, and not prejudicial to its creditors.

(i) The Secretary was authorised and directed to sign all documents and do other things necessary to enable the Bank Documents to be duly stamped and registered (if applicable).

(j) Each Director at the meeting declared to the meeting prior to the passing of the resolutions (or had previously disclosed) all interests and any conflicts of interest and duty on that Director's part (including detailed particulars of the full nature and extent of such interests and where a general notice of a Director's interest had previously been given, detailed particulars of any change in the extent of that interest) as required by the constituent documents of the Company and the Relevant Law. The Secretary was directed to record every such declaration by the Directors at the meeting in the minutes of the meeting, in accordance with the Relevant Law.

(k) Since the date of its incorporation, the Company has not in general meeting or otherwise at any time made or passed any resolution or taken any action nor has any other event happened, as a result of which the Company is prevented from giving guarantees or indemnities or executing the Bank Documents or as a result of which the right or power of the Company to guarantee and indemnify and to give security over its assets has been abrogated or restricted, nor has the Company in general meeting or otherwise at any time passed any resolution or taken any other action or proceedings having the effect of in any way altering or otherwise affecting in whole or in part its Memorandum or Articles of Association which has not been fully disclosed to Westpac.

(l) Since the date of its incorporation, the Company has not in general meeting or otherwise at any time passed any resolution not to call up unpaid calls on shares nor has any meeting of the Company been convened for the purpose of considering or passing any such special resolution.

(m) There is no unsatisfied judgement in any court nor any writ of execution issued out of any court which might be enforced against any part of the property or assets of the Company nor is there (to the best of its knowledge and belief after making due enquiry) pending any action or suit against the Company which has not been disclosed to Westpac or in relation to the winding up of the Company nor has any resolution been passed for the winding up of the Company.

(n) The Company is solvent and there are reasonable grounds to expect that, on execution of each Bank Document to which it is a party, it will continue to be able to pay all its debts as and when they become due and payable.

(o) The copy of the constituent documents of the Company provided to Westpac on
    or about ......................................   is a true and up to date
    copy of the same.

(p) All the shares referred to in the Schedule below are held beneficially by the person referred to as holding them and no shares are held on trust or for any other person or corporation (except as expressly disclosed in the Schedule).

(q) At the date of this declaration the Company has not given any charge or charges and does not intend to give any charges prior to entering into the Bank Documents to Westpac.

(r) We certify that the Company is not prohibited under Part 3.2A of the Corporations Law, or under any similar provisions in any other Relevant Law, from entering into the Bank Documents.

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(s) We certify that at the date of this declaration the particulars described in the Schedule below are true and correct.

(t) The Directors have caused a duly convened meeting of all shareholders of the Company to be held, which ratified the decisions of the Directors to cause the Company to enter into and perform the Bank Documents and all ancillary documents, and all other decisions and acts of the Directors in that regard notwithstanding:

    (i)   any actual or potential:

          (A) conflict between a Director's duty to the Company and such Director's own interests or the interests of others; or

          (B) breach by any Director of the obligation to prefer the interests of the Company to such Director's own interests or the interests of others;

    (ii) any actual or potential benefit which any Director may obtain in causing the Company to enter into the Bank Documents;

    (iii) that the Company may not receive any readily apparent commercial benefit from entering into the Bank Documents.

At the shareholders' meeting the Directors made full and detailed disclosure of the full nature and extent of all interests on their respective parts and all actual or potential conflicts of interest or breaches of duty on their respective parts and the financial consequence to the Company in respect of the Borrowers' obtaining of Accommodation and the Company's entering into the Bank Documents. This disclosure was made prior to the Shareholders' ratification being given, and Directors were present at the meeting to answer shareholder's questions in that regard.

                                  THE SCHEDULE
                                  ------------

                    SHAREHOLDERS & SHARES HELD (PARAGRAPH P)

                           [Please complete details]


                   NAME AND ADDRESS OF SECRETARY (PARAGRAPH S)

                           [Please complete details]

AND we make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the "Oaths Act 1867 (Queensland).

DECLARED before me at ....................this      )
 ...................day of ............... 19....    )    .......................
                                                    )    Director
                                                    )
                                                    )
(Full name to be printed)                           )    .......................
A Justice of the Peace                              )    Director

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                     SCHEDULE B -- FORM OF DRAWDOWN NOTICE
--------------------------------------------------------------------------------

TO: [Name]
    Westpac Banking Corporation,
    [address]

*COLLINS FOODS INTERNATIONAL PTY LTD A.R.B.N. 009 980 250 / *COLLINS FINANCE AND MANAGEMENT PTY LTD A.C.N. 009 996 721 (the BORROWER) [*DELETE AS APPROPRIATE]

A$63,500,000.00 BILL ACCEPTANCE AND DISCOUNT FACILITY

I refer to the facility letter dated [INSERT DATE OF LETTER].

I am authorised to give this irrevocable notice on behalf of the Borrower. The representations by the Borrower in the letter are true as of today. No Event of Default (as defined in the letter) or event has occurred. No breach or other event has occurred which with notice or both would become an Event of Default.

The Borrower requests you to prepare, complete, draw, endorse (if necessary), sign and deliver on the Borrower's behalf Bills (details of which appear in the schedule below) drawn by the Borrower on Westpac. The Borrower acknowledges that, unless Westpac specially requires it to prepare and draw Bills, Westpac will do so.

The Borrower requests Westpac to do as follows on [INSERT DATE] 19[INSERT YEAR]:
[NOTE: DATE MUST BE A BUSINESS DAY.]

(1) accept the Bills for the Borrower's accommodation;

(2) complete the name of the payee on the Bills, buy them or at Westpac's option sell them to any person and credit the net proceeds after deducting any moneys payable under (3) below to the Borrower's Account Number [INSERT ACCOUNT NUMBER] at the [INSERT BRANCH NAME] Branch of Westpac; and

(3) deduct from the proceeds referred to in (2) above the amount of Westpac's acceptance and other fees and any stamp or other duty payable in respect of the Bills; [and]

(4) [state the fixed rate at which Westpac would be prepared to discount a series of Bills having a total face amount of $[*] during a period of [*] months.]

SCHEDULE

--------------------------------------------------------------------------------
DRAWER     DATE OF EXECUTION     MATURITY DATE     FACE AMOUNT     NO. OF BILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Signed for and on behalf of *COLLINS FOODS INTERNATIONAL PTY LTD / *COLLINS FINANCE AND MANAGEMENT PTY LTD [*DELETE AS APPROPRIATE]


___________________________________________
Authorised Officer of the Borrower

Dated [*]

[To be signed by authorised signatory whose signature and status have been verified to Westpac].

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--------------------------------------------------------------------------------
                         SCHEDULE C -- SWITCHING NOTICE
--------------------------------------------------------------------------------

TO: [Name]
    Westpac Banking Corporation,
    Corporate Business Queensland,
    [address]


COLLINS FOODS INTERNATIONAL PTY LTD A.R.B.N. 009 980 250
COLLINS FINANCE AND MANAGEMENT PTY LTD A.C.N. 009 996 721


A$63,500,000.00 BILL ACCEPTANCE AND DISCOUNT FACILITY

We refer to the facility letter dated [INSERT DATE OF LETTER].

WE are authorised to give this irrevocable notice on behalf of the Borrowers.

From [INSERT DATE OF SWITCH] would you please switch the Facility from [*COLLINS FOODS INTERNATIONAL PTY LTD / COLLINS FINANCE AND MANAGEMENT PTY LTD] to [*COLLINS FINANCE AND MANAGEMENT PTY LTD / COLLINS FOODS INTERNATIONAL PTY LTD]. Would you please use the proceeds of the Bills to reduce [*COLLINS FOODS INTERNATIONAL PTY LTD'S / COLLINS FINANCE AND MANAGEMENT PTY LTD'S] liability to Westpac for its maturing Bills. We confirm that [*COLLINS FINANCE AND MANAGEMENT PTY LTD / COLLINS FOODS INTERNATIONAL PTY LTD] is receiving a commercial benefit for this transaction.

[*DELETE AS APPROPRIATE]

Signed for and on behalf of COLLINS FOODS INTERNATIONAL PTY LTD



---------------------------------------------------------
Authorised Officer of Collins Foods International Pty Ltd

Dated [*]


Signed for and on behalf of COLLINS FINANCE AND MANAGEMENT PTY LTD



---------------------------------------------------------
Authorised Officer of the Collins Finance and Management Pty Ltd

Dated [*]

[To be signed by authorised signatory whose signature and status have been verified to Westpac].

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SIGNED for WESTPAC BANKING CORPORATION by its Attorneys

 .....................................           ................................
Senior Manager                                  Manager Legal

ADDRESS: 18th floor, 260 Queen Street, Brisbane Qld. 4001
FACSIMILE: (07) 3221 9620

Accepted by COLLINS FOODS INTERNATIONAL PTY LTD A.R.B.N. 009 980 250

Date of Acceptance:......................

THE COMMON SEAL of                             )
COLLINS FOODS INTERNATIONAL PTY LTD            )
was duly affixed by authority of the Board     )
of Directors in the presence of                )  ..............................
                                               )  Authorised officer
                                               )
(insert name) ...........................      )
and                                            )
                                               )  ..............................
(insert name) ...........................      )  Authorised officer

ADDRESS:           .............................................................
                   .............................................................
FACSIMILE:         ..................................

Accepted by COLLINS FINANCE AND MANAGEMENT PTY LTD ACN 009 996 721

Date of Acceptance: .....................

THE COMMON SEAL of                             )
COLLINS FINANCE AND MANAGEMENT PTY LTD         )
was duly affixed by authority of the Board     )
of Directors in the presence of                )  ..............................
                                               )  Authorised officer
                                               )
(insert name) ...........................      )
and                                            )
                                               )
                                               )  ..............................
(insert name) ...........................      )  Authorised officer

ADDRESS:           .............................................................
                   .............................................................
FACSIMILE:         ..................................


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